Exhibit 99.1

Northwest Pipe Company Announces Third Quarter 2023 Financial Results and Share Repurchase Authorization

•	Net sales of $118.7 million decreased 3.5% year-over-year
•	Gross profit of $19.3 million decreased 23.2% year-over-year
•	Net income of $0.58 per diluted share
•	Backlog[1] of $253 million; backlog including confirmed orders[2] of $335 million for the Engineered Steel Pressure Pipe segment (“SPP”)
•	Order book[3] of $52 million for the Precast Infrastructure and Engineered Systems segment (“Precast”)
•	Authorization for $30 million share repurchase program announced

VANCOUVER, Washington—November 2, 2023—Northwest Pipe Company (NASDAQ: NWPX) (the “Company”), a leading manufacturer of water-related infrastructure products, today announced its financial results for the third quarter ended September 30, 2023 and the authorization of a share repurchase program for up to $30 million of its outstanding common stock. The Company will broadcast its third quarter 2023 earnings conference call on Friday, November 3, 2023 at 7:00 a.m. PT.

Management Commentary

“Our SPP revenue of $80.5 million was strong even when taking into account multiple one-time anomalies that reduced both the revenue and gross margins we had expected in the third quarter. These anomalies included customer-driven contract changes as well as changes in project scope and delays that affected project delivery timing. Despite reduced bidding activity in 2023 and the associated pressure that has had on project bidding especially over the last few months, our backlog including confirmed orders has remained elevated at $335 million, setting the stage for a strong fourth quarter,” said Scott Montross, President and Chief Executive Officer of Northwest Pipe Company.

Mr. Montross continued, “Revenue in our Precast business modestly declined both sequentially and year-over-year to $38.2 million, though we maintained a fairly strong order book of $52 million. Elevated interest rates continued to affect both the residential and commercial construction markets, which moderately reduced Precast product demand, negatively impacted overhead absorption, and altered our product mix, all of which led to our margins normalizing compared to the record year we experienced in 2022. We expect Precast revenue in the fourth quarter to be down modestly from the prior year period with margins that are down from 2022 record highs but similar to what we have seen in the second and third quarters of 2023.”

Mr. Montross concluded, “We are pleased to announce that we have authorized a $30 million share repurchase program, underscoring our confidence in our strategic plan to drive long-term profitable growth and enhance stockholder value. We view stock repurchases as another component to our growth strategy as a means to reward our stockholders while we continue to pay down debt and seek accretive acquisition candidates that align with our Precast strategy. While finalizing the integration of ParkUSA remains paramount, we will continue to evaluate potential M&A opportunities to grow our Precast-related business to reduce the cyclicality of our SPP operations as well as to improve our margins and cash flow profile.”

Third Quarter 2023 Financial Results

Consolidated

•	Net sales decreased 3.5% to $118.7 million from $123.0 million in the third quarter of 2022.
•	Gross profit decreased 23.2% to $19.3 million, or 16.3% of net sales, from $25.1 million, or 20.4% of net sales, in the third quarter of 2022.
•	Net income was $5.8 million, or $0.58 per diluted share, compared to $10.0 million, or $0.99 per diluted share, in the third quarter of 2022.

Engineered Steel Pressure Pipe Segment (SPP)

•	SPP net sales decreased 3.8% to $80.5 million from $83.7 million in the third quarter of 2022 driven by a 13% decrease in tons produced resulting primarily from changes in project timing, partially offset by an 11% increase in selling price per ton primarily due to product mix.
•	SPP gross profit decreased 23.1% to $10.9 million, or 13.6% of SPP net sales, from $14.2 million, or 17.0% of SPP net sales, in the third quarter of 2022 primarily due to customer-driven contract changes and project scope and timing changes.
•	SPP backlog was $253 million as of September 30, 2023 compared to $292 million as of June 30, 2023 and $295 million as of September 30, 2022. Backlog including confirmed orders was $335 million as of September 30, 2023 compared to $343 million as of June 30, 2023 and $347 million as of September 30, 2022.

Precast Infrastructure and Engineered Systems Segment (Precast)

•	Precast net sales decreased 2.8% to $38.2 million from $39.3 million in the third quarter of 2022 driven by an 8% decrease in selling prices due to lower demand, partially offset by a 6% increase in volume shipped due to changes in product mix.
•	Precast gross profit decreased 23.2% to $8.4 million, or 21.9% of Precast net sales, from $10.9 million, or 27.8% of Precast net sales, in the third quarter of 2022 primarily due to changes in product mix.
•	Precast order book was $52 million as of September 30, 2023 compared to $58 million as of June 30, 2023 and $74 million as of September 30, 2022.

Balance Sheet and Cash Flow

•	As of September 30, 2023, the Company had $58.1 million of outstanding revolving loan borrowings and additional borrowing capacity of approximately $66 million under the revolving credit facility.
•	Net cash provided by operating activities was $16.9 million in the third quarter of 2023 compared to $15.3 million in the third quarter of 2022 primarily due to a $6.0 million increase in cash provided by changes in working capital partially offset by a $4.5 million decrease in cash provided by net income adjusted for non-cash items.
•	Capital expenditures were $4.8 million in the third quarter of 2023 compared to $3.3 million in the third quarter of 2022.

Share Repurchase Authorization

The Company has authorized a share repurchase program of up to $30 million of its outstanding common stock. The program does not commit to any particular timing or quantity of purchases, and the program may be suspended or discontinued at any time. Under the program, shares may be purchased in open market, including through Rule 10b5‑1 trading plans, or in privately negotiated transactions. Any repurchases will be subject to the Company’s liquidity, including availability of borrowings and covenant compliance under its revolving credit facility, and other capital allocation priorities of the business.

1 Northwest Pipe Company defines “backlog” as the balance of remaining performance obligations under signed contracts for Engineered Steel Pressure Pipe products for which revenue is recognized over time.

2 Northwest Pipe Company defines “confirmed orders” as Engineered Steel Pressure Pipe projects for which the Company has been notified that it is the successful bidder, but a binding agreement has not been executed.

3 Northwest Pipe Company defines “order book” as unfulfilled orders outstanding at the measurement date for its Precast Infrastructure and Engineered Systems segment.

Conference Call Details

A conference call and simultaneous webcast to discuss the Company’s third quarter 2023 financial results will be held on Friday, November 3, 2023, at 7:00 a.m. Pacific Time. The call will be broadcast live on the Investor Relations section of the Company’s website at investor.nwpipe.com and will be archived online upon completion of the conference call. For those unable to listen to the live call, a replay will be available approximately three hours after the event and will remain available until Friday, November 17, 2023, by dialing 1‑844‑512‑2921 in the U.S. or 1‑412‑317‑6671 internationally and entering the replay access code: 13741503.

About Northwest Pipe Company

Founded in 1966, Northwest Pipe Company is a leading manufacturer of water-related infrastructure products. In addition to being the largest manufacturer of engineered steel water pipeline systems in North America, the Company manufactures stormwater and wastewater technology products; high-quality precast and reinforced concrete products; pump lift stations; steel casing pipe, bar-wrapped concrete cylinder pipe, and one of the largest offerings of pipeline system joints, fittings, and specialized components. Strategically positioned to meet growing water and wastewater infrastructure needs, Northwest Pipe Company provides solution-based products for a wide range of markets under the ParkUSA, Geneva Pipe and Precast, Permalok®, and Northwest Pipe Company lines. The Company’s diverse team is committed to quality and innovation while demonstrating the Company’s core values of accountability, commitment, and teamwork. The Company is headquartered in Vancouver, Washington, and has 13 manufacturing facilities across North America. Please visit www.nwpipe.com for more information.

Forward-Looking Statements

Statements in this press release by Scott Montross contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, and projections about the Company’s business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by the Company include changes in demand and market prices for its products, product mix, bidding activity and order modifications or cancelations, timing of customer orders and deliveries, production schedules, price and availability of raw materials, excess or shortage of production capacity, international trade policy and regulations, changes in tariffs and duties imposed on imports and exports and related impacts on the Company, economic uncertainty and associated trends in macroeconomic conditions, including potential recession, inflation, and the state of the housing market, interest rate risk and changes in market interest rates, including the impact on the Company’s customers and related demand for its products, the Company’s ability to identify and complete internal initiatives and/or acquisitions in order to grow its business, the Company’s ability to effectively integrate Park Environmental Equipment, LLC and other acquisitions into its business and operations and achieve significant administrative and operational cost synergies and accretion to financial results, effects of security breaches, computer viruses, and cybersecurity incidents, impacts of U.S. tax reform legislation on the Company’s results of operations, adequacy of the Company’s insurance coverage, supply chain challenges, labor shortages, ongoing military conflicts in areas such as Ukraine and Israel, and related consequences, operating problems at the Company’s manufacturing operations including fires, explosions, inclement weather, and floods and other natural disasters, material weaknesses in the Company’s internal control over financial reporting and its ability to remediate such weaknesses, impacts of pandemics, epidemics, or other public health emergencies, and other risks discussed in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2022 and from time to time in its other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that it will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

Non-GAAP Financial Measures

The Company is presenting backlog including confirmed orders. This non-GAAP financial measure is provided to better enable investors and others to assess the Company’s ongoing operating results and compare them with its competitors. This should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For more information, visit www.nwpipe.com.

Contact:

Aaron Wilkins

Chief Financial Officer

Northwest Pipe Company

investors@nwpipe.com

Or

Addo Investor Relations

nwpx@addo.com

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NORTHWEST PIPE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net sales:
Engineered Steel Pressure Pipe	$80,493	$83,663	$221,294	$235,446
Precast Infrastructure and Engineered Systems	38,229	39,321	112,897	115,391
Total net sales	118,722	122,984	334,191	350,837

Cost of sales:
Engineered Steel Pressure Pipe	69,582	69,467	190,030	202,956
Precast Infrastructure and Engineered Systems	29,846	28,399	85,809	83,897
Total cost of sales	99,428	97,866	275,839	286,853

Gross profit:
Engineered Steel Pressure Pipe	10,911	14,196	31,264	32,490
Precast Infrastructure and Engineered Systems	8,383	10,922	27,088	31,494
Total gross profit	19,294	25,118	58,352	63,984

Selling, general, and administrative expense	10,237	10,654	33,119	30,149
Operating income	9,057	14,464	25,233	33,835
Other income (expense)	(61)	11	(224)	56
Interest expense	(1,162)	(964)	(3,722)	(2,393)
Income before income taxes	7,834	13,511	21,287	31,498
Income tax expense	2,016	3,555	5,659	8,310
Net income	$5,818	$9,956	$15,628	$23,188

Net income per share:
Basic	$0.58	$1.00	$1.57	$2.34
Diluted	$0.58	$0.99	$1.55	$2.32

Shares used in per share calculations:
Basic	10,014	9,927	9,985	9,909
Diluted	10,107	10,010	10,088	9,988

NORTHWEST PIPE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$4,058	$3,681
Trade and other receivables, net	66,997	71,563
Contract assets	105,420	121,778
Inventories	83,093	71,029
Prepaid expenses and other	6,638	10,689
Total current assets	266,206	278,740
Property and equipment, net	139,812	133,166
Operating lease right-of-use assets	89,605	93,124
Goodwill	55,504	55,504
Intangible assets, net	32,117	35,264
Other assets	5,844	5,542
Total assets	$589,088	$601,340

Liabilities and Stockholders’ Equity
Current liabilities:
Current debt	$10,756	$10,756
Accounts payable	31,156	26,968
Accrued liabilities	23,786	30,957
Contract liabilities	17,264	17,456
Current portion of operating lease liabilities	4,899	4,702
Total current liabilities	87,861	90,839
Borrowings on line of credit	58,076	83,696
Operating lease liabilities	86,529	89,472
Deferred income taxes	11,639	11,402
Other long-term liabilities	9,845	7,657
Total liabilities	253,950	283,066

Stockholders’ equity	335,138	318,274
Total liabilities and stockholders’ equity	$589,088	$601,340

NORTHWEST PIPE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2023	2022

Cash flows from operating activities:
Net income	$15,628	$23,188
Depreciation and finance lease amortization	8,644	9,321
Amortization of intangible assets	3,147	3,369
Deferred income taxes	226	(3)
Share-based compensation expense	3,050	2,477
Other, net	1,298	(305)
Changes in working capital	12,416	(12,530)
Net cash provided by operating activities	44,409	25,517
Cash flows from investing activities:
Purchases of property and equipment	(13,244)	(11,792)
Payment of working capital adjustment in acquisition of business	(2,731)	-
Other investing activities	63	(288)
Net cash used in investing activities	(15,912)	(12,080)
Cash flows from financing activities:
Borrowings on line of credit	113,047	121,103
Repayments on line of credit	(138,667)	(136,047)
Borrowings on other debt	-	3,525
Payments on finance lease obligations	(548)	(409)
Tax withholdings related to net share settlements of equity awards	(1,652)	(853)
Other financing activities	(300)	(47)
Net cash used in financing activities	(28,120)	(12,728)
Change in cash and cash equivalents	377	709
Cash and cash equivalents, beginning of period	3,681	2,997
Cash and cash equivalents, end of period	$4,058	$3,706